                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          THE ST. PAUL COMPANIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                                THE ST. PAUL





FOCUSED
      ON
       TOMORROW

      1996 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

THE ST. PAUL COMPANIES, INC.
385 Washington Street, St. Paul, Minnesota 55102
Telephone (612) 310-7911

   [LOGO]

                                                                  March 18, 1996
Dear Shareholder:

You are cordially invited to attend the Annual Meeting of the Shareholders of your Company. The meeting will be held on Tuesday, May 7, 1996, at 2:00 P.M. (Central Daylight Time) at the office of the Company, 385 Washington Street, St. Paul, Minnesota.

We suggest that you carefully read the Notice of Annual Meeting and the Proxy Statement which you will find on the following pages.

It is important that your shares be represented at the meeting, regardless of the size of your holding. Therefore, we urge you to PLEASE VOTE, SIGN, DATE AND RETURN AS SOON AS POSSIBLE the enclosed proxy form in the postage-paid envelope provided. This should be done whether or not you now plan to attend the meeting. The proxy may be withdrawn if you decide later to attend the meeting and vote in person.

                                  Sincerely,

                                      [SIGNATURE]
                                  Douglas W. Leatherdale
                                  Chairman, President and
                                  Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of the Shareholders of The St. Paul Companies, Inc. will be held on Tuesday, May 7, 1996, at 2:00 P.M. (Central Daylight Time) at the office of the Company, 385 Washington Street, St. Paul, Minnesota 55102, for the following purposes:

    1.  To elect a Board of twelve Directors;

    2. To act on the proposal to ratify the selection of KPMG Peat Marwick LLP as the independent auditors of the Company; and

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

All shareholders are invited to attend, although only those shareholders of record at the close of business on March 11, 1996, will be entitled to vote at the meeting. Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters proposed to be acted upon at the meeting. PLEASE VOTE, SIGN AND DATE THE ACCOMPANYING PROXY FORM AND RETURN IT IN THE STAMPED, SELF-ADDRESSED ENVELOPE ENCLOSED. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

                                           [SIGNATURE]
                                   Bruce A. Backberg
                                   Vice President and
                                   Corporate Secretary

March 18, 1996

                                PROXY STATEMENT
                          THE ST. PAUL COMPANIES, INC.
                385 WASHINGTON STREET, ST. PAUL, MINNESOTA 55102

This Proxy Statement is being mailed first to the shareholders of The St. Paul Companies, Inc. (the "Company") on or about March 18, 1996. The accompanying proxy is solicited on behalf of the Board of Directors of the Company for use at the Annual Shareholders' Meeting to be held May 7, 1996, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Any proxy may be revoked at any time before it has been voted by giving written notice to the Corporate Secretary of the Company, by a duly executed and presented proxy bearing a later date, or by voting in person at the meeting.

The cost of soliciting proxies will be paid by the Company. In addition to solicitations by mail, officers and employees of the Company may solicit proxies personally or by telephone, telegraph or other means without additional compensation. Arrangements also will be made with banks, brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of stock held of record by such persons, and the Company will, upon request, reimburse them for their reasonable expenses in so doing. D.
F. King & Co., Inc., New York, N.Y., has been engaged by the Company to assist in the solicitation of proxies for an anticipated fee of approximately $7,500, plus out-of-pocket costs and expenses.

The record date for the determination of shareholders entitled to notice of and to vote at the Annual Shareholders' Meeting has been established as the close of business on March 11, 1996. At that time there were 84,020,935 shares of common stock and 996,450 shares of Series B convertible preferred stock outstanding which are entitled to vote at the meeting. The holders of common stock and Series B convertible preferred stock vote as one class. Each share of common stock is entitled to one vote, and each share of Series B convertible preferred stock is entitled to four votes.

The affirmative vote of a majority of the total shares represented in person or by proxy and entitled to vote at the meeting is required for (a) the election of directors, (b) ratification of the selection of KPMG Peat Marwick LLP as independent auditors, and (c) the approval of such other matters as may properly come before the meeting.

Under Minnesota law and the Company's bylaws, the presence in person or by proxy of a majority of the voting power of the shares of common stock and Series B convertible preferred stock entitled to vote constitutes the quorum necessary for shareholders to take action at the Annual Shareholders' Meeting. Shares represented in person or by proxy at the Annual Shareholders' Meeting will be counted for quorum purposes regardless of whether the shareholder or proxy fails to vote on a particular proposal (an "abstention") or whether a broker with discretionary authority fails to exercise such authority with respect to a particular proposal (a "broker non-vote"). For purposes of determining whether a proposal has been approved, an abstention or non-vote (including a broker non-vote) with regard to a particular proposal will not be counted as a vote in favor of such proposal and, as a result, will have the effect of a vote against such proposal.

                             ELECTION OF DIRECTORS

Pursuant to the provisions of the Company's bylaws, the Board of Directors has set the number of directors at twelve, effective May 7, 1996. The twelve directors to be elected at the Annual Shareholders' Meeting will hold office until the Annual Shareholders' Meeting in 1997 or until their successors are duly elected and qualified. Unless otherwise instructed by the shareholders, it is the intention of the persons named in the accompanying proxy (the "proxy holders") to vote the proxies held by them for the election of the twelve nominees named in the "Nominees for Directors" table. The proxies cannot be voted for more than twelve candidates for director. However, if any of the twelve nominees shall not be a candidate for election at the time of the meeting (a contingency which the Board of Directors does not expect to occur), such proxies may be voted in accordance with the best judgment of the proxy holders.

All of the nominees are presently directors of the Company and were elected at the 1995 Annual Shareholders' Meeting. Mr. Ian A. Martin, who has served as a director since August of 1990, is not standing for reelection to the Board. His service and devotion to the Company are deeply appreciated.

NOMINEES FOR DIRECTORS
                                             PRESENT PRINCIPAL           DIRECTOR        OTHER PUBLIC CORPORATION
          NAME               AGE               OCCUPATION(A)               SINCE              DIRECTORSHIPS
------------------------     ---     ----------------------------------  ---------  ----------------------------------
Michael R. Bonsignore        54      Chairman and Chief Executive           8-6-91  Honeywell Inc.;
                                     Officer, Honeywell Inc.                        Donaldson Company;
                                     (manufacturer of automation and                Cargill, Incorporated (private
                                     control systems)                               corporation)
John H. Dasburg              53      President and Chief Executive          2-2-94  Northwest Airlines, Inc.;
                                     Officer, Northwest Airlines, Inc.              Riverwood International
                                                                                    Corporation
W. John Driscoll             67      Retired President and Chairman,       9-21-70  Comshare, Incorporated;
                                     Rock Island Company (private                   Northern States Power Company;
                                     investment company)                            Weyerhaeuser Company;
                                                                                    The John Nuveen Company;
                                                                                    Taylor Investment Corporation
Pierson M. Grieve            68      Chairman, Metropolitan Airports       11-5-85  Ecolab Inc.;
                                     Commission, State of Minnesota;                Danka Business Systems PLC;
                                     and Retired Chairman and Chief                 Meredith Corporation;
                                     Executive Officer, Ecolab Inc.                 Norwest Corporation;
                                     (developer/marketer of cleaning                U S WEST Inc.; Minnegasco;
                                     and sanitizing products, systems               Waldorf Corporation
                                     and services)
Ronald James(b)              45      President and Chief Executive          5-4-93  None
                                     Officer-Human Resources Group,
                                     Ceridian Corporation (information
                                     services and defense electronics)

NOMINEES FOR DIRECTORS
                                             PRESENT PRINCIPAL           DIRECTOR        OTHER PUBLIC CORPORATION
          NAME               AGE               OCCUPATION(A)               SINCE              DIRECTORSHIPS
------------------------     ---     ----------------------------------  ---------  ----------------------------------
William H. Kling(c)          53      President, Minnesota Public Radio;    11-7-89  Irwin Financial Corporation
                                     and President, Greenspring Company
                                     (diversified media and catalog
                                     marketing company)
Douglas W. Leatherdale       59      Chairman, President and Chief          5-5-81  United HealthCare Corporation;
                                     Executive Officer, The St. Paul                Northern States Power Company;
                                     Companies, Inc.                                The John Nuveen Company
Bruce K. MacLaury(d)         64      President Emeritus, The Brookings      8-4-87  American Express Bank, Ltd.
                                     Institution (public policy
                                     research and education)
Glen D. Nelson, M.D.         58      Vice Chairman, Medtronic, Inc.         5-5-92  Medtronic, Inc.;
                                     (manufacturer of biomedical                    ReliaStar Financial Corp.;
                                     devices)                                       Carlson Holdings, Inc. (private
                                                                                    corporation)
Anita M. Pampusch, Ph.D.     57      President, The College of St.          5-7-85  None
                                     Catherine
Gordon M. Sprenger           58      Executive Officer, Allina Health       5-2-95  Medtronic, Inc.
                                     System (hospital and managed care
                                     nonprofit company)
Patrick A. Thiele            45      Executive Vice President and Chief     5-4-93  The John Nuveen Company
                                     Financial Officer, The St. Paul
                                     Companies, Inc.

------------------------
(a) Principal employment of nominees in the past five years. Mr. Bonsignore served in a number of executive offices at Honeywell Inc. for more than five years prior to assuming his current responsibilities in April of 1993. In addition to their present responsibilities, Messrs. Leatherdale and Thiele have served in a number of executive offices of the Company and as officer and director of various subsidiaries of the Company for many years. Prior to assuming his current position in January of 1996, Mr. James served U S WEST Communications, Inc. as the Regional Vice President-U S WEST and Vice President-Minnesota and as Vice President and Chief Executive
     Officer-Minnesota from January 1990 to September 1993. Prior to his retirement in the summer of 1995, Mr. MacLaury served as the President of The Brookings Institution. Mr. Grieve served as the Chairman, President and Chief Executive Officer of Ecolab, Inc. until August 21, 1992, when he became Chairman and Chief Executive Officer. On March 1, 1995 Mr. Grieve turned over his responsibilities as President to his successor but remained Chairman and director until his retirement as Chairman on December 31, 1995. Prior to his present position, Mr. Sprenger served as Executive Officer of HealthSpan, Inc. from 1993-1994 and as CEO of LifeSpan from 1986-1993. All other nominees have been employed during the past five years as they presently are employed.

(b) Mr. James is a director of the five mutual funds within the Great Hall Investment Funds group.

(c) Mr. Kling is a director or trustee of each of the following mutual funds which are provided investment advisory services by The Capital Research and Management Company, whose parent company is The Capital Group Companies,
     Inc.: EuroPacific Growth Fund, New  Economy Fund, New Perspective Fund  and
     SMALLCAP World Fund.

(d) Mr. MacLaury is a director or trustee of each of the mutual funds which are provided investment advisory services by The Vanguard Group, Inc., with the exception of Vanguard's tax-exempt mutual funds.

BOARD OF DIRECTORS COMPENSATION

During 1995, the National Association of Corporate Directors published the report of its Blue Ribbon Commission on Director Compensation (the "Commission"). That report and its recommended "best practices" were thoroughly reviewed by the board governance committee and the Board of Directors.

The value of the Company's director compensation program and the importance and appropriateness of each of its components is reviewed annually by the board governance committee which considers the results of independent surveys and proxy statements of peer companies and regional corporations of comparable size. The objectives of the program are to establish and maintain a program designed to more closely align the interests of directors with shareholders and to attract and retain highly qualified directors with total pay opportunity ranking in the second quartile of comparable companies. The board governance committee reports to the full Board of Directors which approves the program each year.

The Board of Directors has established a target for ownership of the Company's common shares at a value of five times the directors' annual retainer (currently $20,500 per year). Current directors not yet exceeding that target will make every reasonable effort to reach the target by the year 2000, and each new director will be asked to meet or exceed that target within five years of election to the Board. The Board also adopted a policy that the Company not hire a director or a director's firm to provide professional or financial services, except in exceptional circumstances with the consent of the board governance committee.

The Board recently reviewed the director compensation program and its component parts, in view of the Commission's recommendations, and concluded that the current program is appropriate and is well designed to meet its objectives. Under the Company's director compensation and insurance program, outside directors are entitled to compensation comprised of a $20,500 annual retainer, $1,000 meeting fee, options on 1,000 common shares, and participation in the Directors' Retirement Plan and the Directors' Charitable Award Program. Also, outside directors who chair a committee receive an annual fee of $4,000. In addition, the Company pays the premium to provide those directors with $100,000 of group term life insurance, $200,000 of coverage under a travel-accident insurance policy, and coverage under directors and officers liability insurance and fiduciary liability insurance. The components of the compensation program are described in the following paragraphs.

ANNUAL RETAINER, MEETING FEES AND COMMITTEE CHAIR FEES. Directors may elect to have their $20,5000 annual retainer and/or their meeting fees and any committee chair fees paid in cash or deferred through the Directors' Deferred Compensation Plan and "invested" in a phantom Common Stock Fund and/or a phantom Prime

Rate Income Fund. Alternatively, they may direct their annual retainer into the Non-Employee Director Stock Retainer Plan. Although no shares of the Company's common stock are purchased for or held in the phantom Common Stock Fund, any director who elects to have any of his or her fees directed into that fund will be deemed to have purchased shares on the date the fees would otherwise have been paid in cash. The value of that fund rises or falls as the price of common stock fluctuates in the market. Also, dividends on those phantom shares are "reinvested" in additional phantom shares. Cash distributions are made from the phantom Common Stock Fund on predesignated dates, usually following termination of service as a director, at the market price of the common stock on the date of distribution. Currently, seven outside directors have deferred at least a portion of their fees into the Directors' Deferred Compensation Plan, and five of those directors have their entire plan interest "invested" in the phantom Common Stock Fund.

Currently, a majority of outside directors nominated for reelection direct their entire annual retainer into the Non-Employee Director Stock Retainer Plan. Under that plan, outside directors may elect to receive all or a portion of their annual retainer (currently $20,500) in the form of common shares of the Company that are subject to certain service-related restrictions as described below. Such an election will entitle a director to be issued a number of shares of restricted stock equal in value to 110% of the portion of the annual retainer that was elected for participation in the plan. For valuation purposes, the amount used to determine the number of restricted shares allocated to a participating director is the average of the stock's closing price on the last business day of each quarter of the calendar year. Immediately upon issuance of the restricted shares, the recipient is entitled to receive all dividends paid on the shares and to vote the shares. If within five years from the date restricted stock is issued to an eligible director under the plan a director's service on the Board is terminated for any reason other than death, disability or retirement, such restricted stock will be forfeited. When a director's service on the Board is terminated because of death, disability or retirement, any restrictions on stock received under the plan lapse.

STOCK OPTIONS. Under the Company's 1994 Stock Incentive Plan, annual non-qualified stock option grants covering 1,000 common shares are made at the first Board meeting of each November to each outside director. Such options are granted at the market price of the Company's stock on the date of grant. The option price is to be paid, upon exercise, in cash. Under that plan, options terminate at the earliest of ten years after the date of grant, three years after retirement, immediately if directorship is terminated for cause, one month after any voluntary termination of service as a director other than by retirement (but the option in this case may be exercised only to the extent it was exercisable on the date of such termination), or any earlier time set by the committee at the time of option grant. Special provisions apply in the case of death of an optionee or in the case of a Change of Control, as defined below. If an option were not fully exercisable at the time of occurrence of a Change of Control, all portions of the option immediately would become exercisable in full.

"Change of Control" is defined in the 1994 Stock Incentive Plan to mean a change of control of the Company of a nature that would be required to be reported to the Securities and Exchange Commission on Form 8-K pursuant to the Securities Exchange Act of 1934 (the "34 Act"), with such Change of Control to be deemed to have occurred when (a) any person, as defined in the '34 Act, other than the Company or a Company subsidiary or one of their employee benefit plans is or becomes the beneficial owner of 50% or more of the Company's common stock or (b) members of the Board of Directors on May 3, 1994 (the "Incumbent Board") cease to constitute a majority thereof (provided that persons subsequently becoming directors with the approval of directors comprising at least three-quarters of the Incumbent Board shall be considered as members of the Incumbent Board).

DIRECTOR TENURE AND RETIREMENT PROGRAMS. A Board policy provides that each director with fifteen or more years of service shall tender his or her resignation to the chair of the board governance committee by November 20 of each year indicating his or her intent not to stand for re-election at the subsequent Annual Meeting of the Shareholders. If, however, upon review, the board governance committee determines that there is a continuing need on the Board for the type of qualifications the resigning director provides, then such director may be asked to become a candidate for reelection. Additionally, upon a substantial change in principal employment, a director should tender his or her resignation. As part of this policy, the Company provides the Directors' Retirement Plan under which the Company will pay a retirement benefit to outside directors who have served for two or more years when their directorships terminate. The annual amount of that benefit will be equal to the director's annual retainer (currently $20,500) when he or she ceases to be a director, plus a value assigned to the November option grant (currently about $11,000). Directors may elect to have the benefit paid quarterly for a period of years following termination of active service which equals the length of time he or she served as an outside director up to a maximum of fifteen years. Alternatively, directors may elect to receive the discounted present value of those future payments in one lump sum payment. If a retired director dies while receiving periodic payments, the discounted present value of any remaining payments to which he or she may be entitled will be paid to his or her estate, or upon his or her election, to a surviving spouse.

DIRECTORS' CHARITABLE AWARD PROGRAM. As part of the Company's policy of providing support for charitable institutions and in order to retain and attract qualified directors, the Board of Directors established the Directors' Charitable Award Program, which is funded by life insurance on the lives of the members of the Board of Directors. The Company intends to make charitable contributions of $1 million per director, paid out over a period of ten years following the death of the director. Each director is able to recommend up to four charities to receive contributions from the Company. Directors become vested in this program in $200,000 annual increments starting with their third anniversary of election as a Director. Directors are fully vested upon the earliest of the seventh anniversary of their election as a director, death, disability, or retirement at age seventy. Current directors have been given vesting credit for all of the years they have served as Directors. Beneficiary organizations designated under this program must be tax-exempt, and donations ultimately paid by the Company will be deductible against federal and other income taxes payable by the Company in accordance with the tax laws applicable at the time. Directors derive no financial benefit from the program since all insurance proceeds and charitable deductions accrue solely to the Company. Because of such deductions and use of insurance, the long-term cost to the Company is expected to be minimal.

GRANTOR TRUST. The Company has transferred funds to a grantor trust created for the purpose of implementing benefits under various nonqualified plans of deferred compensation, including the Directors' Deferred Compensation Plan and the Directors' Retirement Plan (the "Implemented Plans"). Following a Change of Control (generally defined the same as in the 1994 Stock

Incentive Plan), no portion of the trust assets may be returned to the Company or any subsidiary unless the trustee determines that that portion of the assets and future earnings on it never will be required to pay benefits and if a majority of the then participants of the Implemented Plan consent to the return of the assets. Unlike assets held in the trusts created to implement benefits under the Company's tax-qualified plans, assets held in the grantor trust remain subject to the claims of the Company's creditors. If the Company becomes insolvent, the trustee will be required to cease payment of benefits under all Implemented Plans and dispose of trust assets pursuant to the direction of a court of competent jurisdiction.

BOARD COMMITTEES

There are six standing committees of the Board of Directors: the executive committee, the audit committee, the finance committee, the board governance committee, the personnel committee and the executive compensation committee. Current members of the individual committees are named below, with the chairman of each committee named first:

EXECUTIVE               AUDIT                   FINANCE
-----------------       -----------------       ----------------------
D. W. Leatherdale       W. H. Kling             W. J. Driscoll
W. J. Driscoll          J. H. Dasburg           M. R. Bonsignore
P. M. Grieve            W. J. Driscoll          J. H. Dasburg
W. H. Kling             R. James                R. James
A. M. Pampusch          G. D. Nelson            W. H. Kling
P. A. Thiele            A. M. Pampusch          D. W. Leatherdale
                        G. M. Sprenger          I. A. Martin
                                                P. A. Thiele


BOARD GOVERNANCE        PERSONNEL               EXECUTIVE COMPENSATION
-----------------       -----------------       ----------------------
P. M. Grieve            M. R. Bonsignore        M. R. Bonsignore
D. W. Leatherdale       P. M. Grieve            P. M. Grieve
B. K. MacLaury          D. W. Leatherdale       B. K. MacLaury
G. D. Nelson            B. K. MacLaury          I. A. Martin
A. M. Pampusch          I. A. Martin            G. D. Nelson
                        G. D. Nelson            G. M. Sprenger
                        G. M. Sprenger

As part of its ongoing corporate governance activities, the Board of Directors periodically reviews the charters of its committees. Such a review is currently in progress, and it is likely that at least some of the charters set forth hereafter will be revised during 1996.

The audit committee is charged with the responsibility for:

    1. Reviewing the annual financial report to shareholders and the annual report (Form 10-K) filed with the Securities and Exchange Commission;

    2.  Reviewing the quarterly reporting process;

    3.  Overseeing the monitoring of the Company's system of internal controls;

    4.  Recommending  annually   to  the   Board   of  Directors,   subject   to
        shareholders' approval, the selection of the Company's independent auditors;

    5. Determining the independent auditors' qualifications, including the firm's membership in the SEC practice section of the AICPA and compliance with that organization's requirements for peer review and independence;

    6.  Confirming the independence of the internal auditors;

    7. Reviewing annually the combined audit plans of the independent auditors and internal auditors;

    8. Meeting with the independent auditors at the completion of their annual audit to review their evaluation of the financial reporting and internal controls of the Company, and any changes required in the originally planned audit program;

    9.  Meeting with the internal auditors on an ongoing basis to review:

        (a) audit results,

        (b) reports on exposures/controls, irregularities and control failures,

        (c) the disposition of recommendations for improvements in internal controls made by internal and independent auditors, and

        (d) any changes required in the originally planned audit program;

   10.  Reviewing the reports on examinations by regulatory authorities;

   11. Monitoring the Company's policies and procedures for the review of expenses and perquisites of selected members of executive management;

   12.  Overseeing the monitoring of the Company's code of conduct;

   13.  Performing   any   special   reviews,   investigations   or    oversight
        responsibilities required by the Board of Directors or its chairman; and

   14. Reporting to the Board of Directors on the results of the activities of the committee.

The executive committee is charged with the broad responsibility of having and exercising the authority of the Board of Directors in the management of the business of the Company in the interval between meetings of the Board.

The finance committee is responsible for:

    1.  Advising the Board of Directors on corporate financial policy;

    2. Advising the Board of Directors on debt limits and related corporate financial matters;

    3.  Recommending dividend policy to the Board of Directors;

    4.  Reviewing capital plans; and

    5. Recommending to the Board of Directors the investment policy for those investment portfolios specified in resolutions adopted from time to time by the Board, and monitoring the investment performance thereof.

It is the responsibility of the personnel committee to:

    1. Review and recommend to the Board of Directors major changes in personnel policies and employee benefits;

    2.  Review plans to provide management continuity; and

    3. Recommend to the Board of Directors employee and executive compensation policies.

The primary responsibilities of the executive compensation committee are to administer the Company's stock option plan, restricted stock award plan and long-term incentive plan and to approve compensation changes for executive management. Among other things, the committee determines who will participate in each plan as well as the extent and terms of participation.

The primary functions of the board governance committee are to:

    1. Identify and present qualified persons for election and reelection as directors; and

    2. Study, advise and make recommendations to the Board of Directors concerning: criteria for Board membership, the number of directors to comprise the full Board, the Board's composition, an annual review of Board performance, directors' compensation, directors' retirement policy, and other related areas assigned by the Board or its chairman.

In determining which persons may be qualified as candidates for election to the Board of Directors, the board governance committee weighs the experience of each possible candidate, the present need on the Board of Directors for that type of experience, and the willingness and availability of such person(s) to serve. It is the policy of the board governance committee to consider any qualified person as a possible candidate for Board of Directors membership, regardless of whether such person was recommended by a committee member or by some other source, provided that such person was nominated in accordance with the procedures set forth in the Company's bylaws. The Company's bylaws provide that nominations, other than those made by or at the direction of the Board, shall be made by timely notice in writing to the Corporate Secretary. To be timely, a shareholder's notice shall be delivered or mailed to and received at the principal executive office of the Company not less than 60 days prior to the date of the meeting; provided, however, that in the event that less than 70 days' notice or prior disclosure of the date of the meeting is given or made to shareholders, notice by the shareholders to be timely must be received not later than the close of business of the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (i) as to each person whom such shareholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the '34 Act, (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (ii) as to the shareholder giving the notice (a) the name and address, as they appear on the Company's share register, of such shareholder and (b) the class and number of shares of the Company's capital stock that are beneficially owned by such shareholder. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Corporate Secretary that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. Notices to the Corporate Secretary should be sent to Bruce A. Backberg, Corporate
Secretary, The St. Paul Companies, Inc., 385 Washington Street, St. Paul, Minnesota 55102.

In its action appointing members of the foregoing committees, the Board of Directors has designated each director who is not a member of a particular committee as an alternate who may at any time, at the request of the chairman, serve as a member of the committee.

BOARD AND COMMITTEE MEETINGS

During 1995, the Board of Directors met on four occasions. The audit and finance committees each met six times, the executive compensation and personnel committees met five times, the board governance committee met four times, and the executive committee met once.

ATTENDANCE AT MEETINGS

Attendance at 1995 Board and committee meetings combined averaged 97%. Each director attended more than 79% of the combined total meetings of the Board and committees of the Board on which the director served at any time during the year.

                             SELECTION OF AUDITORS

The independent certified public accounting firm of KPMG Peat Marwick LLP, has been selected by the Board of Directors upon recommendation of its audit committee to act as the independent auditor for the Company and its subsidiaries for the current fiscal year. At the Annual Meeting the shareholders will be asked to ratify the Board of Directors' selection. The shares represented by the accompanying proxy will be voted for the ratification of the selection of KPMG Peat Marwick LLP unless otherwise specified by the shareholder. KPMG Peat Marwick LLP, which has served as independent auditor of the Company and its subsidiaries since 1968, is expected to have a representative present at the Annual Shareholders' Meeting. The representative will have an opportunity to make a statement at the meeting and will also be available to respond to appropriate questions of the shareholders.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

PROGRAM PHILOSOPHY

The guiding philosophies of The St. Paul Companies' executive compensation program are to:

    - Provide an industry-competitive compensation program, with an emphasis on incentive pay which links pay to performance, both long- and short-term, and which provides the opportunity to earn compensation above the competitive market when the Company's performance exceeds that of its peers.

    - Ensure that executive compensation, over time, closely reflects long-term shareholder return.

The compensation of the Company's top executives is reviewed and approved by the executive compensation committee, which is comprised ENTIRELY OF NON-EMPLOYEE DIRECTORS. The committee has access to compensation consultants and survey information on executive compensation levels in the property-liability insurance industry.

PROGRAM ELEMENTS

There are three elements of the Company's executive compensation program:

    - Base salary compensation.

    - Annual incentive compensation.

    - Long-term incentive compensation.

Base salary compensation for senior executives, including those listed in the Summary Compensation Table, is targeted to be at the 50th percentile of companies in our industry, such as Aetna, Chubb, CIGNA, USF&G, Allstate, ITT Hartford, CNA, Fireman's Fund, Travelers, Farmers Insurance, State Farm, GEICO, Kemper, Liberty

Mutual, USAA and Nationwide ("Base Target Salary"). The first seven companies listed are included in the group of companies used in the combined index of companies included in the total return graph on page 20. Actual base salary levels generally vary between 80%-120% of this level based upon the potential impact the executive has on the Company, the skills and experiences the executive brings to the job, and the performance and potential of the executive in the job.

Under the 1994 Annual and Long-Term Incentive Compensation Plans, compensation opportunities are set so that actual payouts are leveraged to the Company's performance (e.g., below 50th percentile performance versus our industry peers will generate below 50th percentile incentive compensation, while 75th percentile or above performance will yield 75th percentile or above incentive compensation).

Annual incentive compensation for executives is based on established performance goals, primarily corporate operating earnings per share and business unit operating performance, and also includes an overall assessment by the executive compensation committee of each executive's performance. Maximum annual incentive opportunities for executives range from 50%-105% of annual base salary.

Long-term incentive compensation consists of a three-year cash incentive plan, a stock option plan and restricted stock. Long-term incentive compensation is offered only to those key executives who can make a material impact on the Company's long-term performance.

    - Long-term cash incentive awards are currently earned based on the Company's three-year financial performance as measured by return on equity and total shareholder return as compared to a peer group of 12 companies(1) in our industry (the "Peer Group"). Seventeen officers participate in this plan.

    - The number of stock options awarded to an executive is based on the executive's target option level and the following factors, which are listed in order of relative importance: the Company's return on equity and total shareholder return, individual performance, individual responsibilities and individual potential. Target option levels are established in accordance with industry norms, as determined by an independent compensation consultant. Grants generally range between 50%-150% of the target levels, based on the factors listed above. Currently, neither the number of options previously granted to nor the options currently held by a potential recipient is considered when grants are awarded. Stock options to individuals are limited. Stock options are granted at the fair market value on the date of grant, carry a ten-year term, and, beginning with options granted in 1994, vest one year after grant date. Approximately 110 officers participate in this plan.

------------------------
(1) Aetna, AIG, Chubb, CIGNA, CNA, Continental, General Re, Lincoln National, Ohio Casualty, Safeco, Travelers and USF&G. Allstate replaced Travelers effective January 1, 1994. Commercial Union replaced Continental effective January 1, 1995. ITT Hartford replaced Aetna effective January 1, 1996.

    - Restricted stock is used selectively to attract and retain key executives. Over the last two years approximately 23 officers have received restricted stock grants. The total number of shares granted over the last two years was 58,821 shares.

$1 MILLION COMPENSATION LIMIT ON DEDUCTIBILITY

Section 162(m) of the Internal Revenue Code prohibits the Company from deducting executive compensation in excess of $1 million, unless certain standards are met, to its Chief Executive Officer or to any of the other four executive officers named in the Summary Compensation Table. The Committee has determined that it will make every reasonable effort, consistent with sound executive compensation principles and the needs of the Company, to ensure that all amounts paid to the Company's Chief Executive Officer or to any of the other named executive officers are deductible by the Company.

CEO COMPENSATION

The   methods  for  determining   Mr.  Leatherdale's  Base   Target  Salary  and
opportunities under the Company's annual and long-term incentive compensation plans are described in the "Program Elements" section of this report.

Mr. Leatherdale's annualized base salary was $750,000 at the beginning of 1996. In March of 1996, he received a salary increase of $25,000 per year. This salary increase, which sets Mr. Leatherdale's salary at 110.7% of his Base Target Salary, was based primarily on the Company's profitability in 1995.

Mr. Leatherdale has an annual incentive award maximum of 105% of base salary. For 1995, Mr. Leatherdale received an annual incentive award of $630,000. The award was based upon the Company's 1995 operating earnings of $5.07 per share and the Board's overall assessment of his and the Company's performance.

Mr. Leatherdale received a $213,988 payout from the long-term cash incentive plan in March of 1996. This payout was based on the Company's 1993-1995 return on equity and total shareholder return, which ranked first and sixth, respectively, as compared to the Peer Group.

On February 6, 1996, Mr. Leatherdale was granted 65,000 stock options with an exercise price of $58.00 per share. The number represents 191% of his target option level, based on the previously described factors. Mr. Leatherdale's 1995 grant of 51,000 options represents 150% of his target level. Factors considered in determining the size of the grant include the following, in order of relative importance: the Company's return on equity and total shareholder return, individual performance, individual responsibilities and individual potential.

OTHER NAMED OFFICER COMPENSATION

The other four named executive officers received salary increases ranging from $0 to $30,000 effective in March of 1996. Those executive officers received annual incentive awards for 1995 ranging from $163,200 to $324,000. They received long-term incentive payouts ranging from $51,619 to $100,934, and stock option grants, ranging from 20,000 to 35,000 shares. The criteria for payouts and grants under these plans are the same as for the CEO.

The preceding report was issued by the executive compensation committee comprised of M. Bonsignore (Chairman), P. Grieve, B. MacLaury, I. Martin, G. Nelson and G. Sprenger.

The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM COMPENSATION
                                                               ----------------------------------------
                                                                        AWARDS
                                                               ------------------------      PAYOUTS
                                  ANNUAL COMPENSATION                          (G)        -------------
                            --------------------------------      (F)       SECURITIES         (H)
                                                    (E)        RESTRICTED   UNDERLYING      LONG-TERM         (I)
        (A)                   (C)       (D)     OTHER ANNUAL     STOCK       OPTIONS/       INCENTIVE      ALL OTHER
 NAME AND PRINCIPAL   (B)    SALARY    BONUS    COMPENSATION    AWARD(S)       SARS       PLAN PAYOUTS    COMPENSATION
      POSITION        YEAR    ($)      ($)(1)      ($)(2)        ($)(3)        (#)           ($)(4)          ($)(5)
--------------------  ----  --------  --------  ------------   ----------  ------------   -------------   ------------
D. W. Leatherdale     1995  $737,500  $630,000     --          $       0       51,000     $  213,988      $163,414
 Chairman, President  1994  $670,856  $623,350     --          $  59,246       44,200     $  227,238      $129,452
 and Chief Executive  1993  $611,450  $556,420     --          $       0       18,000     $  150,814      $ 81,318
 Officer
P. A. Thiele          1995  $440,385  $324,000     --          $       0       30,000     $  100,934      $ 86,184
 Executive Vice       1994  $381,923  $312,000     --          $ 468,000       20,800     $   98,002      $ 64,586
 President and Chief  1993  $313,654  $257,400     --          $       0       15,000     $   59,913      $ 38,344
 Financial Officer
N. M. Brown           1995  $366,154  $222,000     --          $       0       25,000     $   91,011      $ 61,762
 Executive Vice       1994  $341,346  $189,000  $    338       $       0        8,000     $   64,359      $ 79,425
 President and Chief  1993  $113,750  $162,500  $ 14,261       $ 541,500            0     $   18,240      $212,537
 Operating
 Officer--St. Paul
 Fire and Marine
 Ins. Co.
M. L. Pabst(6)        1995  $380,688  $172,991  $203,915       $       0       12,000     $   51,619      $193,101
 President and Chief  1994    --        --         --             --           --             --             --
 Executive Officer--  1993    --        --         --             --           --             --             --
 International
 Underwriting
J. F. Duffy           1995  $332,308  $163,200     --          $       0       20,000     $   75,396      $197,619
 President--St. Paul  1994  $285,769  $144,000  $ 21,806       $       0       16,000     $   80,499      $416,396
 Reinsurance          1993  $250,000  $133,333     --          $       0        8,000     $   54,337      $ 32,913

------------------------------
(1) Amounts shown were earned in the year indicated and paid under the annual incentive program in the immediately following year.
(2) Amounts shown consist of the following: Mr. Pabst-tax equalization payments in connection with his international assignment. Messrs. Brown and Duffy-tax reimbursements in connection with their relocations.
(3) As of December 31, 1995, Messrs. Leatherdale, Thiele, and Brown held 1,524, 14,000, and 4,000 shares respectively, having market values of $84,773, $778,750, and $222,500 respectively. Mr. Leatherdale's restricted shares were received in 1994 by acquisition of shares through the Executive Stock Ownership Program. Under the terms of that award, the shares vest in three years, upon the condition that he continues to be employed by the Company. Mr. Thiele was granted shares in 1991 and 1994. Under the terms of his 1991 award, 2,000 shares vested in 1995 and 2,000 shares will vest in 1996 if he is then employed by the Company; for his 1994 award, 4,000 shares will vest in each of 1997, 1998 and 1999 if he is then employed by the Company. Mr. Brown's restricted shares were received in  1993 as part  of a total  award of 12,000  shares.
     Under  the  terms of  that award,  4,000  shares vest  each year,  upon the condition he is then employed with the Company. In the event of a Change of
     Control (defined the same as in the 1994 Stock Incentive Plan as  described on  page 7) of the Company, restrictions on all such restricted shares will lapse and such shares will be fully vested. Recipients of restricted  stock awards  are entitled to receive any  dividends paid on the shares. Pursuant to a Deferred Stock Grant Agreement dated November 2, 1993 Mr. Pabst  holds a  right to receive  4,000 shares of  Company common stock  having a market value of $222,500. Under the  terms of the Agreement  the shares are to  be issued  upon the happening of the earliest  of (i) his return to the United
     States from  expatriate assignment;  (ii) involuntary  termination  without cause;  (iii) his  death or  disability; or  (iv) March  14, 1997. Deferred grant holders are entitled  to receive any dividends  that would have  been paid on the shares had they been issued.
(4)  Amounts  shown  were earned  based on  Company  performance over  a rolling three-year period ending  in the  year indicated. Payouts  occurred in  the following year.
(5)  Amounts  shown in this column for the fiscal year ending December 31, 1995, consist of the following:
     Savings Plus Preferred Stock  Fund contributions (in the  form of Series  B convertible  preferred stock and  cash, under the  Preferred Stock Fund and
     Benefit Equalization Plan, respectively) were made in the following amounts for each executive  officer: Mr. Leatherdale  $24,660; Mr. Thiele  $14,400;
     Mr.   Brown   $12,600;   Mr.   Pabst   $7,882   and   Mr.   Duffy  $10,800.
     Common stock, with a fair market value of $13,920 on December 31, 1995, was allocated by the Company under the Employee Stock Ownership Plan (ESOP)  to the  ESOP accounts of Messrs. Leatherdale,  Thiele, Brown, Pabst and Duffy.
     Cash payments  were made  by the  Company to  each of  the named  executive officers  in the  amount of $107,654  for Mr. Leatherdale,  $54,584 for Mr.
     Thiele, $35,242 for Mr.  Brown, $8,749 for Mr.  Pabst, and $29,497 for  Mr.
     Duffy  in order to compensate for a portion of their ESOP award which could not be  granted  in  stock  under  the ESOP  plan  due  to  U.S.  tax  law.
     Under   the  Company's  Executive   Post-Retirement  Life  Insurance  Plan,
     insurance premiums were paid on behalf  of each named executive officer  in the  amount of $17,180  for Mr. Leatherdale, $3,280  for Mr. Thiele, $3,980
     for Mr.  Pabst and  $6,389  for Mr.  Duffy. The  plan  does not  involve  a split-dollar arrangement.
     During  1995,  Mr.  Pabst  ($29,572)  and  Mr.  Duffy  ($116,685)  received reimbursement payments related to their relocations, and in 1995 Mr.  Pabst was  reimbursed $128,998  for housing  costs incurred  in his international assignment. In addition,  Mr. Duffy  received an  interest free  relocation loan valued at $20,328 for 1995 (based on the amount of interest that would have  accrued had the loan been made at the Prime Lending Rate in effect on the date of  the loan).  In 1994,  both Mr.  Brown and  Mr. Duffy  received reimbursement  payments related  to their  relocations. In  1993, Mr. Brown received an  initial employment  payment and  was reimbursed  for  expenses related to his relocation.
(6)  Mr. Pabst became an executive officer of the Company in 1995; therefore his compensation for 1993 and 1994 is not required to be disclosed. In 1995 Mr.
     Pabst's salary and annual incentive award were paid in U.K. pounds sterling and  converted into U.S. dollar equivalents at exchange rates of 1.5228 and
     1.53 respectively.

The following  tables  summarize option  grants  and stock  appreciation  rights
(SARs) and exercises during fiscal 1995 to or by the executive officers named in the Summary Compensation Table and the value of the options held by such persons at the end of fiscal 1995.

                          OPTION & SAR GRANTS IN 1995

                                INDIVIDUAL GRANTS
---------------------------------------------------------------------------------  POTENTIAL REALIZABLE VALUE
                                                (C)                                AT ASSUMED ANNUAL RATES OF
                              (B)           % OF TOTAL                              STOCK PRICE APPRECIATION
                           SECURITIES         OPTIONS                                         FOR
                           UNDERLYING        AND SARS         (D)                        OPTION TERM(2)
                         OPTIONS/ SARS      GRANTED TO    EXERCISE OR     (E)      --------------------------
         (A)               GRANTED(1)        EMPLOYEES    BASE PRICE   EXPIRATION      (F)           (G)
        NAME                (NUMBER)          IN 1995      ($/SHARE)      DATE        5% ($)       10% ($)
---------------------  ------------------  -------------  -----------  ----------  ------------  ------------
D. W. Leatherdale        51,000 options          7.4%      $  47.875    02/06/05   $  1,535,525  $  3,891,321
P. A. Thiele             30,000 options          4.4%      $  47.875    02/06/05   $    903,250  $  2,289,013
N. M. Brown              25,000 options          3.6%      $  47.875    02/06/05   $    752,708  $  1,907,511
M. L. Pabst              12,000 options          1.7%      $  47.875    02/06/05   $    361,300  $    915,605
J. F. Duffy              20,000 options          2.9%      $  47.875    02/06/05   $    602,167  $  1,526,008

------------------------
(1) Options were granted February 7, 1995, and have a one-year vesting period. However, all options will become immediately vested and exercisable in full upon a Change of Control (defined the same as in the 1994 Stock Incentive Plan as described on page 7) of the Company. No SARs were granted in 1995.

(2) Assumes options are held until the last date exercisable (2/6/05) and that the stock price has appreciated at compound annual rates of 5% [column (F)] and 10% [column (G)]. Any such percentage increase would benefit all shareholders in the same manner.

       AGGREGATED OPTION AND SAR EXERCISES IN 1995 AND 12-31-95 YEAR END
                              OPTION/SAR VALUES(1)

                                                            NUMBER OF
                                                      SECURITIES UNDERLYING      VALUE OF UNEXERCISED
                                                       UNEXERCISED OPTIONS/    IN-THE-MONEY OPTIONS AND
                                           VALUE       SARS AT 12/31/95 (#)      SARS AT 12/31/95 ($)
                      SHARES ACQUIRED    REALIZED        EXERCISABLE(EX)/          EXERCISABLE(EX)/
        NAME          ON EXERCISE (#)       ($)        UNEXERCISABLE(UNEX)        UNEXERCISABLE(UNEX)
--------------------  ---------------   -----------   ----------------------   -------------------------
D. W. Leatherdale             0         $       0           151,928(ex)              $2,956,390(ex)
                                                             51,000(unex)            $  395,250(unex)
P. A. Thiele              3,230         $  76,907            59,280(ex)              $1,011,261(ex)
                                                             30,000(unex)            $  232,500(unex)
N. M. Brown                   0         $       0             8,000(ex)              $   99,500(ex)
                                                             25,000(unex)            $  193,750(unex)
M. L. Pabst                   0         $       0            25,110(ex)              $  473,549(ex)
                                                             12,000(unex)            $   93,000(unex)
J. F. Duffy                   0         $       0            56,980(ex)              $1,204,535(ex)
                                                             20,000(unex)            $  155,000(unex)

------------------------
(1)  No SARs were outstanding during 1995.

The following table shows each potential Long-Term Incentive Plan award made to the executive officers named in the Summary Compensation Table for the 1995 fiscal year.

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                            (B)            (C)         ESTIMATED FUTURE PAYOUTS UNDER
                         NUMBER OF     PERFORMANCE       NON-STOCK PRICE-BASED PLANS
                          SHARES,       OR OTHER     -----------------------------------
                         UNITS, OR    PERIOD UNTIL       (D)         (E)         (F)
         (A)           OTHER RIGHTS   MATURATION OR   THRESHOLD     TARGET     MAXIMUM
        NAME                (#)          PAYOUT          ($)         ($)         ($)
---------------------  -------------  -------------  -----------  ----------  ----------
D. W. Leatherdale           --            12/31/97    $  41,726   $  215,585  $  347,717
P. A. Thiele                --            12/31/97    $  22,907   $  118,352  $  190,890
N. M. Brown                 --            12/31/97    $  17,999   $   92,993  $  149,989
M. L. Pabst                 --            12/31/97    $  11,021   $   56,940  $   91,839
J. F. Duffy                 --            12/31/97    $  14,423   $   74,518  $  120,190

These potential threshold, target and maximum awards under the Company's Long-Term Incentive Plan are based on the executives' current and estimated target salary levels. The goals for the applicable performance cycle are based on a performance standard which is weighted 40% on the Company's return on common equity and 60% on total shareholder return compared to that of the Peer Group over a three-year time period ending December 31, 1997. Awards earned are paid in cash during the quarter following the end of the applicable performance cycle.

The following table shows estimated annual benefits payable upon retirement at age 65 under all defined benefit plans of the Company.

                               PENSION PLAN TABLE

                                  YEARS OF SERVICE
               -------------------------------------------------------
REMUNERATION      15         20         25          30          35
-------------  ---------  ---------  ---------  ----------  ----------
 $   125,000     $33,750    $45,000    $56,250     $67,500     $67,500
 $   150,000      40,500     54,000     67,500      81,000      81,000
 $   175,000      47,250     63,000     78,750      94,500      94,500
 $   200,000      54,000     72,000     90,000     108,000     108,000
 $   225,000      60,750     81,000    101,250     121,500     121,500
 $   250,000      67,500     90,000    112,500     135,000     135,000
 $   300,000      81,000    108,000    135,000     162,000     162,000
 $   350,000      94,500    126,000    157,500     189,000     189,000
 $   400,000     108,000    144,000    180,000     216,000     216,000
 $   450,000     121,500    162,000    202,500     243,000     243,000
 $   500,000     135,000    180,000    225,000     270,000     270,000
 $ 1,000,000     270,000    360,000    450,000     540,000     540,000
 $ 1,500,000     405,000    540,000    675,000     810,000     810,000
 $ 2,000,000     540,000    720,000    900,000   1,080,000   1,080,000

All of the executive officers named in the Summary Compensation Table participate in the Company's defined benefit pension plans. The amount of their remuneration which is covered by the plans is the amount set forth in columns
(C) and (D) of the Summary Compensation Table. Plan benefits are calculated on the basis of a life annuity and are subject to integration with Social Security. Certain highly compensated Company employees may be entitled to slightly increased benefits under the plans, based on a formula of 55% of final average compensation prorated over 30 years, without any integration with Social Security (including Messrs.

Leatherdale and Duffy). Based on those calculations, Messrs. Leatherdale and Duffy may be entitled to increased benefit amounts of approximately 1% more than benefits represented in the Pension Plan Table. These differing payments are the result of their pension benefits being grandfathered under a pension plan formula which was in place prior to 1989. The formula was changed in 1989 to comply with Internal Revenue Code requirements. The current number of credited years of service for those officers is as follows: Mr. Leatherdale-24; Mr. Thiele-16; Mr. Brown-2; Mr. Pabst-6; and Mr. Duffy-14. Retirement benefits for Messrs. Leatherdale, Thiele and Duffy are fully vested. Mr. Brown has also been given pension credit for his service with his previous employer.

SPECIAL SEVERANCE POLICY

Under the Company's Special Severance Policy (the "Policy") severance benefits would be provided to eligible employees of the Company, including all of the executive officers named in the Summary Compensation Table (the "Named Executives"), in the event their employment terminates under certain conditions within two years following a Change of Control. Change of Control is generally defined the same as in the 1994 Stock Incentive Plan, as described on page 7. If the employment of any Named Executive is terminated within two years after a Change of Control by the employer other than for Cause or employment is terminated by the employee for Good Reason, the Named Executive would become entitled to certain benefits.

Under the Policy the term "Cause" is defined as conviction of willfully engaging in illegal conduct constituting a felony or gross misdemeanor which is materially injurious to the employer, willful and continued failure to perform duties after a written demand, and permanent disability. "Good Reason" is defined to include such situations as an adverse change in status or position as a result of a material diminution in duties or responsibilities, the refusal to allow the Named Executive to engage in outside activities that were not prohibited before the Change of Control, a reduction in the employee's rate of compensation, job relocations of a certain type and failure to maintain benefits that are substantially the same as are in effect when the Change of Control occurs.

The following is a summary of the severance benefits provided to Named Executives under the Policy:

    1. A Named Executive Officer will receive a lump sum severance payment equal to 299% of his or her "annualized includible compensation for the base period" (as defined in Section 280G of the Internal Revenue Code).

    2. Participation will be continued for three years in those medical, dental, disability and life insurance programs in which the Named Executive participated on the date employment terminated.

    3.  Outplacement assistance will be provided.

    4. All payments to Named Executives are subject to reduction so that no amount will be subject to the federal excise tax on "excess parachute payments" imposed by Section 4999 of the Internal Revenue Code.

The Policy is subject to amendment or termination without the consent of the Named Executives at any time prior to a Change of Control. After a Change of Control, there are restrictions applicable to the amendment or termination of the Policy.

If, prior to August 2, 1996, Mr. Brown's employment with the Company is terminated for any reason other than malfeasance, the Company will pay to him three times his annual cash compensation.

The following graph shows a five-year comparison of cumulative total returns for the Company, the S&P 500 composite index and an index of peer companies selected by the Company.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                          THE ST. PAUL COMPANIES, INC.
              S&P 500 INDEX AND COMBINED S&P PROPERTY-CASUALTY AND
                          MULTILINE INSURANCE INDEXES

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

    TOTAL SHAREHOLDER RETURNS-DIVIDENDS
                 REINVESTED
Idexed returns                                    ST PAUL COS    S&P 500             COMBINED S&P
years ending                                                       INDEX        PROPERTY/CASUALTY
Dec-90                                                $100.00    $100.00                  $100.00
Dec-91                                                $120.76    $130.47                  $126.36
Dec-92                                                $132.24    $140.41                  $146.05
Dec-93                                                $159.52    $154.56                  $153.74
Dec-94                                                $164.75    $156.60                  $156.70
Dec-95                                                $211.03    $215.45                  $230.82

Assumes $100 invested on December 31, 1990.

Companies in the combined S&P Property-Casualty and Multiline Insurance Indexes are as follows: The St. Paul Companies, Inc., SAFECO Corporation, General Re Corporation, ITT Hartford Group, USF&G Corporation, The Chubb Corporation, Aetna Life and Casualty Company, American International Group, Inc., CIGNA Corporation, Allstate Corporation and Loews Corporation. Returns of each of the companies included in the combined index have been weighted according to their respective market capitalizations. This group of companies approximates the Peer Group against which the Company compares its performance under its Long-Term Incentive Plan.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of capital stock of the Company by each person known to own 5% or more of the outstanding shares of each class of the Company's capital stock, each director and director nominee of the Company, each of the executive officers of the Company included in the Summary Compensation Table, and all directors, director nominees and executive officers of the Company as a group. Except as otherwise indicated, the shareholders indicated in the table have sole voting and investment powers with respect to the capital stock owned by them.

                                                                                    PERCENT OF   PERCENT OF CLASS OF
                                                               AMOUNT AND NATURE      CLASS            SERIES B
                                                                 OF BENEFICIAL      OF COMMON        CONVERTIBLE
                      BENEFICIAL OWNER                             OWNERSHIP          STOCK       PREFERRED STOCK(6)
------------------------------------------------------------  -------------------   ----------   --------------------
First Bank System, Inc.                                       5,854,822(1)             6.96                  0
and Subsidiaries
601 2nd Avenue South
Minneapolis, MN 55402-4302
The Capital Group Companies, Inc.                             6,824,730(2)             8.1                   0
333 South Hope Street
Los Angeles, CA 90071
Delaware Management                                           4,438,435(3)             5.28                  0
Holdings, Inc.
2005 Market Street
Philadelphia, PA 19103
State Street Bank                                             4,933,934(4)             5.87(4)             100(4)
and Trust Company
P.O. Box 1992
Boston, MA 02105
D. W. Leatherdale                                               288,611(5)              *                    0
P. A. Thiele                                                    115,453(5)              *                    0
N. M. Brown                                                      47,670(5)              *                    0
M. L. Pabst                                                      49,365(5)              *                    0
J. F. Duffy                                                     101,134(5)              *                    0
M. R. Bonsignore                                                  5,885(5)              *                    0
J. H. Dasburg                                                    12,000(5)              *                    0
W. J. Driscoll                                                   15,096(5)              *                    0
P. M. Grieve                                                     11,496(5)              *                    0
R. James                                                          3,204(5)              *                    0
W. H. Kling                                                       7,096(5)              *                    0
B. K. MacLaury                                                    6,245(5)              *                    0

                                                                                    PERCENT OF   PERCENT OF CLASS OF
                                                               AMOUNT AND NATURE      CLASS            SERIES B
                                                                 OF BENEFICIAL      OF COMMON        CONVERTIBLE
                      BENEFICIAL OWNER                             OWNERSHIP          STOCK       PREFERRED STOCK(6)
------------------------------------------------------------  -------------------   ----------   --------------------
I. A. Martin**                                                    2,800(5)              *                    0
G. D. Nelson, M.D.                                               18,502(5)              *                    0
A. M. Pampusch, Ph.D.                                             6,958(5)              *                    0
G. M. Sprenger                                                        0                 *                    0
All Directors, Director Nominees and Executive Officers as a  1,112,826(5)             1.32                  0
Group (29 Persons)

------------------------
* Indicates ownership of less than 1% of the Company's outstanding common stock.

**   Mr. Martin is not standing for reelection to the Board.

(1) This figure, as of December 31, 1995, was reported in a Schedule 13G filed with the Securities and Exchange Commission. With respect to those shares, First Bank System, Inc. and its subsidiaries (together the "First Bank System") had sole power to direct the vote of 1,740,958 shares, shared power to direct the vote of 2,420,183 shares, sole power to direct the disposition of 1,389,078 shares and shared power to direct the disposition of 4,361,785 shares. Of the total beneficially owned by First Bank System, First Trust National Association ("First Trust"), a subsidiary of First Bank System, beneficially owned 1,603,175 shares in its capacity as trustee of the Company's Employee Stock Ownership Plan Trust. First Trust has advised the Company that no beneficiary of any account for which it acts as fiduciary owns beneficially through such account as much as 5% of the outstanding common stock of the Company.

(2) This figure, as of December 31, 1995, was reported in a Schedule 13G filed with the Securities and Exchange Commission. With respect to those shares, The Capital Group Companies, Inc., its operating subsidiaries and related investment funds had sole power to direct the vote of 502,700 shares and sole power to direct the disposition of 6,824,730 shares. The number of shares held includes 362,730 shares of common stock issuable upon conversion of 428,000 shares of the 6% Convertible Monthly Income Preferred Securities issued by the Company's subsidiary St. Paul Capital LLC and convertible into 0.84750 shares of the Company's common stock. The Capital Group Companies has advised the Company that no managed account by itself owns 5% or more of the Company's outstanding common stock.

(3) This figure, as of December 31, 1995, was reported in a Schedule 13G filed with the Securities and Exchange Commission. With respect to those shares, Delaware Management Holdings, Inc. and related investment funds had sole power to direct the vote of 360,143 shares, sole power to direct the disposition of 4,303,035 shares and shared power to direct the disposition of 135,400 shares.

(4) These figures, calculated as of February 27, 1996, are based on information provided by State Street Bank and Trust ("State Street"). Included in these figures are 3,985,799.6 shares of the Company's common  stock  issuable upon  conversion of  996,449.9  shares of  Series B
     convertible  preferred  stock   which  State  Street   may  be  deemed   to
     beneficially  own in its capacity as  trustee of the Company's Savings Plus
     Preferred Stock Ownership Trust.

(5)  Under the Company's  Stock Option  Plan, the named  executive officers  and directors  have the right to acquire  beneficial ownership of the following number of  shares within  60 calendar  days: Mr.  Leatherdale 200,428;  Mr.
     Thiele  89,280;  Mr.  Brown 33,000;  Mr.  Pabst 37,110;  Mr.  Duffy 76,980;
     Messrs. Driscoll,  Grieve  and MacLaury  5,000  each; Dr.  Pampusch  4,800;
     Messrs.  Bonsignore and Kling  4,000 each; Dr.  Nelson 3,000; Messrs. James and Martin  2,000 each;  Mr.  Dasburg 1,000;  and all  directors,  director nominees  and  executive  officers as  a  group 788,028.  These  shares are included in  the totals  shown for  each individual  and the  group of  all directors, director nominees and executive officers.
     The following number of restricted shares are held, as of March 1, 1996, by the  Company under its  Restricted Stock Award  Plan, Stock Incentive Plan,
     and Non-Employee  Director Stock  Retainer Plan,  for the  named  executive officers  and director nominees: Mr.  Leatherdale 1,524; Mr. Thiele 14,000;
     Mr. Brown  4,000; Mr.  Bonsignore  1,885; Dr.  Pampusch 1,558;  Dr.  Nelson
     1,502; Mr. MacLaury 1,045; Mr. James 972; and Messrs. Driscoll, Grieve, and
     Kling  2,096 each. Those director nominees and executive officers have sole voting power  and  no  investment  power  with  respect  to  those  shares.
     Under  the Company's  Directors' Deferred  Compensation Plan, participating non-officer directors are eligible to  defer directors' fees to prime  rate and/or  common stock  equivalent accounts. Directors  electing common stock equivalents have their deferred accounts credited with the number of common shares of the Company which could have been purchased with the fees on  the date  they were  deferred. This  is a  "phantom" arrangement  and no common shares are actually purchased or held for any director's account.  However, dividends  on  phantom  shares  are  credited  to  participating directors'
     accounts, and the value of a participating director's common stock  account fluctuates  with changes in the market value of the Company's common stock.
     As of  December  31,  1995,  the following  directors  had  phantom  shares credited  to their common stock accounts in this plan: Mr. Bonsignore 2,428 shares; Mr. Dasburg 773 shares; Mr. Grieve 11,124 shares; Mr. MacLaury  393 shares;  Mr.  Nelson 351  shares; and  Dr. Pampusch  874 shares.  Under the
     Company's Employee Stock  Ownership Plan  (ESOP), the  following number  of shares  of common  stock have  been allocated to  the ESOP  accounts of the following executive officers Mr. Leatherdale  3,512; Mr. Thiele 2,700;  Mr.
     Brown  511; Mr. Pabst 2,640; Mr. Duffy 2,957; and all executive officers as a group 36,264.  These shares  are included in  the totals  shown for  each executive  officer and  for all  executive officers  as a  group. Employees
     (including executive officers)  have sole  voting power  and no  investment
     power   over  shares  allocated   to  their  ESOP   accounts,  except  that
     participants age 55 and over may elect to diversify a portion of their ESOP
     account  into  investments  offered  through  the  Savings  Plus  Plan   or
     otherwise.

(6)  Under  the Company's Savings Plus Preferred Stock Ownership Plan (PSOP) the
     following number  of  Series  B  convertible  preferred  shares  have  been allocated  to the  PSOP accounts of  the following  executive officers: Mr.
     Leatherdale 116 shares;  Mr. Thiele 200  shares; Mr. Brown  39 shares;  Mr.
     Pabst  110 shares; Mr.  Duffy 133 shares;  and all executive  officers as a group 2,214 shares. Each share of  Series B preferred stock is  convertible
     into    and    votes    as    if   it    were    four    shares    of   the

     Company's common stock. These shares, as if converted to common stock, are included in the totals shown for each executive officer and for all executive officers as a group. Employees (including executive officers) have sole voting power and no investment power over shares allocated to their PSOP accounts. In addition, under the Company's Benefit Equalization
     Plan, the following number of "phantom" Series B convertible preferred shares have been allocated to the accounts of the following executive officers: Mr. Leatherdale 654 shares; Mr. Thiele 151 shares; Mr. Brown 91 shares; Mr. Pabst 148 shares; Mr. Duffy 200 shares; and all executive officers as a group 1,826 shares.

SHAREHOLDER PROPOSALS 1997 ANNUAL MEETING

If any shareholder wishes to propose a matter for consideration at the Company's Annual Meeting of Shareholders scheduled to be held on May 6, 1997, the proposal should be mailed by Certified Mail-Return Receipt Requested to the Company's Corporate Secretary, 385 Washington Street, St. Paul, Minnesota 55102. A proposal must be received by the Company by November 12, 1996 in order to be considered for inclusion in the Company's 1997 Annual Meeting Proxy Statement and form of proxy to be mailed in March of 1997.

OTHER BUSINESS

The Board of Directors does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

           [SIGNATURE]

Bruce A. Backberg      St. Paul, Minnesota
Vice President and          March 18, 1996
Corporate Secretary
By Authority of the
Board of Directors

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1995, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO,
  FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE TO SHAREHOLDERS UPON WRITTEN REQUEST ADDRESSED TO:
                                   BRUCE A. BACKBERG
                                     VICE PRESIDENT AND CORPORATE SECRETARY
                                     THE ST. PAUL COMPANIES, INC.
                                     385 WASHINGTON STREET
                                     ST. PAUL, MINNESOTA 55102

THE ST. PAUL



The St. Paul Companies, Inc.
385 Washington, Street
Saint Paul, MN  55102
Telephone: (612) 310-7911



70732 Rev. 3/96 Printed in U.S.A.

                         THE ST. PAUL COMPANIES, INC.
                FOR ANNUAL MEETING OF SHAREHOLDERS--MAY 7, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                     PROXY

The undersigned hereby appoints Douglas W. Leatherdale, Bruce A. Backberg and Andrew I. Douglass, or any one or more of them, with power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of The St. Paul Companies, Inc. to be held on May 7, 1996 at 2:00 P.M. (Central Daylight Time) at the office of the Company, 385 Washington Street, St. Paul, Minnesota, and at any adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting as indicated in this proxy.

     Nominees: Michael R. Bonsignore, John H. Dasburg, W. John Driscoll, Pierson M. Grieve, Ronald James, William H. Kling, Douglas W. Leatherdale, Bruce K. MacLaury, Glen D. Nelson, Anita M. Pampusch, Gordon M. Sprenger, and Patrick A. Thiele.

(IN ADDITION TO THE SHARES HELD IN THE NAME OF THE SHAREHOLDER(S), THE NUMBER OF SHARES SHOWN ON THE REVERSE SIDE HEREOF WILL INCLUDE ANY SHARES PURCHASED FOR THE SHAREHOLDER(S) IN THE COMPANY'S DIVIDEND REINVESTMENT PLAN AND HELD BY FIRST CHICAGO TRUST COMPANY OF NEW YORK UNDER THE PLAN.)

                                                               SEE REVERSE SIDE

/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.                             6609

-------------------------------------------------------------------------------
           THE PROXIES ARE INSTRUCTED TO VOTE MY SHARES AS FOLLOWS:
-------------------------------------------------------------------------------

SHARES WILL BE VOTED AS INSTRUCTED, BUT IF NO INSTRUCTION IS GIVEN, SHARES WILL BE VOTED FOR ALL OF THE NOMINEES FOR DIRECTOR NAMED IN THE PROXY STATEMENT, FOR THE PROPOSAL DESCRIBED IN THE PROXY STATEMENT (DESIGNATED AS PROPOSAL 2) AND WITH DISCRETIONARY AUTHORITY UPON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.



1.   Election of DIRECTORS (see reverse)
      FOR  / /    WITHHELD  / /

For, except vote withheld from the following nominee(s):

--------------------------------------------------------

2. Proposal to ratify the selection of KPMG Peat Marwick LLP as the independent auditors of the Company.
      FOR  / /    AGAINST  / /    ABSTAIN  / /


3. To vote with discretionary authority upon such other matters as may come before the meeting.
      FOR  / /    AGAINST  / /    ABSTAIN  / /



          THE ST. PAUL COMPANIES, INC.
385 WASHINGTON STREET, ST. PAUL, MINNESOTA 55102
            TELEPHONE (612)310-7911

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, BOTH DATED MARCH 18, 1996, AND ALSO OF THE ANNUAL REPORT TO THE SHAREHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1995.

NOTE:  Please sign name(s) exactly as registered.

_______________________________________________
SIGNATURE(S)            DATED:             1996

_______________________________________________